UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

April 20, 2009

CHINA RECYCLING ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-12536	90-0093373

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

Suite 909, Tower B
Chang An International Building
No. 88 Nan Guan Zheng Jie
Xi An City, Shan Xi Province
China 710068
 (Address of principal executive offices, including zip code)

(86-29) 8769-1097
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement

On April 20, 2009, China Recycling Energy Corporation (the “Company”) entered into a Stock Purchase  Agreement (“Purchase Agreement”) and Registration Rights Agreement (“Registration Agreement”), each dated as of April 15, 2009, with Great Essential Investment, Ltd., a company registered in the Virgin Islands (the “Investor”).

Under the terms of the Purchase Agreement, the Company issued and the Investor purchased a total of 2,352,941 shares of common stock, $0.001 par value, of the Company (the “Shares”), for an aggregate purchase price of $2,000,000.  Under the Purchase Agreement, the Investor agreed, for a period of one year, not to sell or otherwise dispose of the Shares without the consent of the Company.

Under the terms of the Registration Agreement, the Company granted certain registration rights to the Investor covering the Shares, including piggyback registration rights in connection with a primary offering for cash for the account of the Company or a secondary offering.

The Company intends to use the net proceeds from this transaction to cover capital expenditures for its operations in China and other working capital needs.

This Current Report of Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities.

The foregoing is qualified in its entirety by reference to the Purchase Agreement and Registration Agreement filed herewith as Exhibits 10.1 and 10.2, respectively, and incorporated hereto by reference.

Item 3.02             Unregistered Sales of Equity Securities.

See Item 1.01 above, which is incorporated herein by reference.

The issuance of securities to the Investor in the transaction is made in reliance on the exemptions from registration provided by (i) Section 4(2) of the Securities Act as a transaction by an issuer not involving any public offering and (ii) Regulation S under the Securities Act.

Item 9.01             Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Stock Purchase Agreement, dated as of April 15, 2009.
10.2	Registration Rights Agreement, dated as of April 15, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Recycling Energy Corporation

Date: April 22, 2009	/s/ Xinyu Peng
Xinyu Peng, Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Stock Purchase Agreement, dated as of April 15, 2009.
10.2	Registration Rights Agreement, dated as of April 15, 2009.